UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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BERRY PETROLEUM CORPORATION
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NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2019

To the Stockholders of Berry Petroleum Corporation:
Notice is hereby given that the 2019 annual meeting (the “Annual Meeting”) of stockholders of Berry Petroleum Corporation (the “Company”) will be held on May 14, 2019 at 8:00 a.m. Central Time at 15950 North Dallas Parkway, Conference Center, Dallas, Texas 75248 for the following purposes:

1.
To elect the seven director nominees named in the accompanying Proxy Statement to serve until the 2020 Annual Meeting or until the earlier of such director's death, resignation, retirement, disqualification or removal;

2.	To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
The Board of Directors fixed the close of business on March 18, 2019, as the record date for determining the stockholders that have the right to receive notice of, to attend, and to vote at the Annual Meeting or any adjournment or postponement thereof. The Annual Meeting will begin promptly at 8:00 a.m. Central Time. Check-in will begin at 7:00 a.m. Central Time and you should allow ample time for the check-in procedures.
Your vote is very important. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet or by submitting your proxy card for the Annual Meeting by completing, signing, dating and returning your proxy card in the pre-addressed envelope you will receive if you request printed materials. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions.
This Notice of Annual Meeting of Stockholders and Proxy Statement, proxy card and our 2018 Annual Report to Stockholders or a notice of availability of such materials are being distributed and made available beginning on April 3, 2019.
By Order of the Board of Directors

Very truly yours,
Kendrick F. Royer
Executive Vice President, General Counsel and Corporate Secretary
April 3, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING
TO BE HELD ON MAY 14, 2019

The Proxy Statement, accompanying Notice, proxy card and Berry Petroleum Corporation's 2018 Annual Report to Stockholders are available electronically at http://www.astproxyportal.com/ast/21350.

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BERRY PETROLEUM CORPORATION
16000 N. Dallas Pkwy., Suite 500
Dallas, Texas 75248

PROXY STATEMENT
2019 ANNUAL MEETING OF STOCKHOLDERS
These proxy materials are being furnished to you by the Board of Directors (the “Board”) of Berry Petroleum Corporation, a Delaware corporation (“Berry Corp.”), in connection with Berry Corp.’s solicitation of proxies for our Annual Meeting of Stockholders (the “Annual Meeting”), to be held on May 14, 2019, at 8:00 a.m. Central Time at 15950 North Dallas Parkway, Conference Center, Dallas, Texas 75248 for the purposes summarized in the accompanying Notice of Annual Meeting of Stockholders.
Except as noted or as the context requires otherwise, when we use the terms “we,” “us,” “our,” the “Company,” or similar words in this proxy statement we are referring to Berry Corp. and its subsidiary, Berry Petroleum Company, LLC (“Berry LLC”), as applicable, except if the use of such terms relates to a time or period on or prior to February 28, 2017 (the “Effective Date”) when we emerged from bankruptcy, in which case we are referring to Berry LLC, which is also referred to as “our predecessor company.”
This Proxy Statement and the enclosed proxy card are expected to be first made available to our stockholders beginning on April 3, 2019. The proxy materials are also available at http://www.astproxyportal.com/ast/21350.

COMPANY BACKGROUND
We are a western United States independent upstream energy company with a focus on the conventional, long-lived oil reserves in the San Joaquin basin of California. Our long-lived, high-margin asset base is uniquely positioned to support our objectives of generating top-tier corporate-level returns and positive levered free cash flow through commodity price cycles. Successful execution of our strategy across our low-declining production base and extensive inventory of identified drilling locations will result in long-term, capital efficient production growth as well as the ability to continue returning capital to our stockholders.
We target onshore, low-cost, low-risk, oil-rich reservoirs in the San Joaquin basin of California and, to a lesser extent, our Rockies assets including low-cost, oil-rich reservoirs in the Uinta basin of Utah and low geologic risk natural gas resource plays in the Piceance basin in Colorado. In the aggregate, the Company’s assets are characterized by:
•high oil content, which has grown to over 85% of our production;
•favorable Brent-influenced crude oil pricing dynamics;
•long-lived, conventional reserves with low and predictable production decline rates;
•stable development and production cost structures;

•	an extensive inventory of low-risk identified development drilling opportunities with attractive full-cycle economics; and

•	potential in-basin organic and strategic opportunities to expand our existing inventory with new locations of substantially similar geology and economics.
Berry Corp. was incorporated under Delaware law on February 13, 2017. Berry Corp. operates through its wholly-owned subsidiary, Berry LLC.
Governance Highlights
In 2018, the Company appointed two new independent directors, Anne L. Mariucci and C. Kent Potter. In 2019, the Company appointed a third new independent director Donald L. Paul. In addition, the Company has adopted a number of governance practices that we believe positively aid in the governance of the Company and the value we deliver to our stockholders, including the following:

What We Do	What We Don’t Do
Independent Lead Director	Supermajority voting provisions
Annual elections for all directors	Majority voting for directors in contested elections
Permit stockholders holding at least 25% of our outstanding voting stock to call a special meeting	Single-trigger cash severance payments
Permit stockholders to act by written consent	Reprice options or equity awards
60% performance-based equity	Allow Directors to be overboarded
Require insiders to notify the General Counsel and Board of any securities held in a margin account or otherwise pledged as collateral	Allow insiders to engage in hedging transactions that limit or eliminate their exposure to increases or decreases in the price of Company securities
Independent compensation consultant

QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING

Why am I receiving these proxy materials?
The Board is providing these proxy materials to you in connection with the Company’s solicitation of proxies for use at the Annual Meeting to be held on May 14, 2019 at 8:00 a.m. Central Time at 15950 North Dallas Parkway, Conference Center, Dallas, Texas 75248 for the purposes of considering and acting upon the matters set forth in this Proxy Statement.
Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing stockholders access to our proxy materials over the Internet. The approximate date on which this Proxy Statement, accompanying Notice and proxy card, and Berry Petroleum Corporation’s 2018 Annual Report to Stockholders are first being made available to stockholders at http://www.astproxyportal.com/ast/21350 is April 3, 2019. The Notice of Internet Availability will be sent to all who held our stock as of the close of business on March 18, 2019. The Notice of Internet Availability includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice of Internet Availability, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company's annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
What is the purpose of the meeting?
The purpose of the meeting is to vote on the following matters:

1.
To elect the seven director nominees named in this Proxy Statement to serve until the 2020 Annual Meeting or until the earlier of such director's death, resignation, retirement, disqualification or removal;

2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
What are the Board's recommendations?
The Board recommends that you vote:

•	“FOR” each of the director nominees (Proposal No. 1); and

•	“FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal No. 2).
If any other matters are properly brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion. The Company knows of no other matters to be submitted to stockholders at the annual meeting.

Am I entitled to vote at the Annual Meeting?
Stockholders of record at the close of business on Monday, March 18, 2019, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the meeting. As of the close of business on March 18, 2019, there were 81,879,170 outstanding shares of common stock entitled to vote at the meeting, with each share of common stock entitling the holder of record on such date to one vote. Our stockholders do not have cumulative voting rights.
Can I attend the Annual Meeting?
Only stockholders as of the record date for the Annual Meeting or their proxy holders, and guests of the Company, may attend the Annual Meeting. For safety and security reasons, no cameras, audio or video recording equipment, large bags, briefcases, packages or other items deemed unnecessary in the Company's discretion will be permitted at the Annual Meeting. In addition, each such stockholder, proxy holder, and guest of the Company may be asked to present valid, government-issued picture identification, such as a driver's license, before being admitted to the Annual Meeting.
If your shares are held in the name of your broker, bank, or other nominee, you must bring to the Annual Meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on March 18, 2019, the record date for receiving notice of, attending, and voting at the Annual Meeting.

What is the difference between holding shares as a “stockholder of record” and holding shares as a “beneficial owner” (or in “street name”)?
Most stockholders are considered “beneficial owners” of their shares (sometimes referred to as holding shares in “street name”), which means that they hold their shares through a broker, bank or other nominee rather than directly in their own name with our transfer agent, American Stock Transfer & Trust Company (“AST”). If you are considered the “beneficial owner” of shares held in “street name,” the proxy materials will be forwarded to you by your broker, bank or nominee. As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares if you follow the instructions you receive from that firm. The availability of Internet voting will depend on the voting process of the broker or nominee.  Shares held beneficially may not be voted during our Annual Meeting unless they have proper authorization (e.g., a legal proxy) from the stockholder of record and proof of that authorization. Therefore, beneficial holders are encouraged to instruct their bank, broker, or other nominee in advance of the meeting.
If your shares are registered directly in your name with our transfer agent, AST, you are considered the “stockholder of record” with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us by submitting your vote via the Internet, by returning a proxy card by mail (if you have received paper copies of our proxy materials), or by voting during the Annual Meeting.
What is a “broker non-vote”?
If you are a beneficial owner of your shares, you will receive material from your broker, bank or other nominee asking how you want to vote and informing you of the procedures to follow in order for you to vote your shares. If your nominee does not receive voting instructions from you, the nominee may vote only on proposals that are considered “routine” matters under applicable rules and may not vote on proposals that are considered to address “non-routine” matters. A nominee's inability to vote because it lacks discretionary authority to do so is commonly referred to as a “broker non-vote.” For a description of the effect of broker non-votes on each proposal to be made at the Annual Meeting, see “What vote is required to approve each proposal?” below. Proposal No. 2, relating to the ratification of our independent registered public accounting firm is considered routine for the purposes of this rule and Proposal No. 1, election of directors, is a non-routine matter.
How do proxies work?
The Board is asking for your proxy. Giving the Board your proxy means that you authorize our representatives to vote your shares at the Annual Meeting in the manner you direct. We will vote your shares as you specify. You may vote for, or withhold your vote from, one or more of the seven director nominees. You may also vote for, against, or abstain from voting on the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
The manner in which your shares may be voted depends on how your shares are held. If you are the stockholder of record, you may vote by proxy, meaning you authorize individuals named in the proxy card to vote your shares. You may provide this authorization via the Internet or (if you have received paper copies of our proxy materials) by returning a proxy card by mail. In these circumstances, if you do not vote by proxy or in person at the Annual Meeting, your shares will not be voted. If you hold shares through a broker, bank or other nominee, you will receive material from that institution asking how you want to vote and instructing you of the procedures to follow in order for you to vote your shares. In these circumstances, if you do not provide voting instructions, the institution may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, but cannot vote your shares on any other matters being considered at the Annual Meeting, including the election of directors.
What are my voting rights as a stockholder?
Stockholders are entitled to one vote for each share of our common stock that they own as of the record date.
Can I revoke or change my vote?
If you are a stockholder of record, you may revoke your proxy before it is voted by:
• Signing and returning a new proxy card with a later date that is received by our Corporate Secretary no later than the closing of the polls at the Annual Meeting;
• Notifying our Corporate Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or
• Appearing at the meeting, notifying the inspector of the election that you wish to revoke your proxy, and voting in person at the Annual Meeting. Attending the meeting will not automatically result in revocation of your proxy.
If you own your shares beneficially, you must contact the bank, broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.
What constitutes a quorum?
Stockholders representing a majority of the voting power of all of the shares entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for all purposes. Abstentions and broker non-votes will be counted towards a quorum. At the close of business on March 18, 2019, the record date for the meeting, there were 81,879,170 shares of our common stock outstanding.
What vote is required to approve each proposal?
Proposal No. 1—Election of Directors.    Each director will be elected by the vote of the plurality of the votes validly cast in the election of directors at the Annual Meeting. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.
Proposal No. 2—Ratification of our independent public accounting firm.    Approval of the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the matter. Brokers will have discretionary authority to vote on this proposal, and abstentions will have no effect on the outcome of this proposal.

Do I have appraisal rights in connection with either proposal?
No action is proposed at the Annual Meeting for which the laws of the State of Delaware or other applicable law provides a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders' common stock.
Did Berry emerge from bankruptcy recently?
In 2013, the entities associated with Linn Energy, LLC (“Linn Energy”), acquired our predecessor company. On May 11, 2016 our predecessor company filed a bankruptcy case. The bankruptcy case was jointly administered with that of Linn Energy and its affiliates under the caption In re Linn Energy, LLC, et al., Case No. 16-60040 (the “Chapter 11 Proceeding”). On January 27, 2017, the bankruptcy court handling the case approved and confirmed our plan of reorganization in the Chapter 11 Proceeding (the “Plan”). February 28, 2017 was the Effective Date at which time the Plan became effective and was implemented. A final decree closing the Chapter 11 Proceeding was entered September 28, 2018, with the court retaining jurisdiction as described in the confirmation order and without prejudice to the request of any party-in-interest to reopen the case, including with respect to certain immaterial remaining matters.
Who can help answer my questions?
If you need assistance with the proxy voting process, and you own shares that are registered in your own name, please contact AST Shareholder Services at (800) 937-5449 or (718) 921-8124. If your shares are held in “street name,” please contact the broker, bank or other nominee that holds your shares. The Securities and Exchange Commission also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your stockholder rights. You also may contact our Investor Relations Department by phone at 661.616.3811 or by e-mail at ir@bry.com.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
The Board has nominated the following individuals for election as our Directors to serve for a one-year term ending at the 2020 Annual Meeting, but in any event, until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, retirement, disqualification or removal from office:
Cary Baetz
Brent S. Buckley
Anne L. Mariucci
Donald L. Paul
C. Kent Potter
A. T. “Trem” Smith
Eugene “Gene” Voiland
Biographical information for each nominee is contained in the “Directors and Executive Officers” section below.
The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election prior to the Annual Meeting, either the number of our directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.
If you are a stockholder of record and you submit your proxy card (whether by mail or Internet), the appointed proxies will vote your shares in accordance with your instructions. If you submit an executed proxy but do not provide voting instructions, your shares will be voted for the election of the director nominees.
Vote Required
The election of directors in this Proposal No. 1 requires the affirmative vote of a plurality of the votes validly cast at the election. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.
Recommendation
The Board unanimously recommends that stockholders vote FOR the election of each of the nominees.

DIRECTORS AND MANAGEMENT
After the Annual Meeting, assuming the stockholders elect the nominees of the Board as set forth in “Proposal No. 1—Election of Directors” above, our officers and Board members will comprise the following:

Name	Age	Position
A. T. “Trem” Smith*	63	Board Chair, Chief Executive Officer and President
Brent S. Buckley(1)(2)	47	Independent Director
Anne L. Mariucci(2)(3)	61	Lead Independent Director
Donald L. Paul(1)(3)	72	Independent Director
C. Kent Potter(1)(3)	72	Independent Director
Eugene “Gene” Voiland(1)(2)	72	Independent Director
Cary Baetz*	54	Executive Vice President, Chief Financial Officer and Director
Gary A. Grove*	58	Executive Vice President and Chief Operating Officer
Kurt E. Neher	58	Executive Vice President, Business Development
Kendrick F. Royer	55	Executive Vice President, General Counsel and Corporate Secretary
________________

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Governance Committee.
* Executive Officers
Our Board currently consists of seven members, five of whom are independent. Assuming the stockholders elect the nominees to the Board as set forth in “Proposal No. 1—Election of Directors” above, their terms of office will expire at our annual meeting in 2020.
Set forth below is biographical information about each of our officers, directors and nominees for director.
Cary Baetz has served as Executive Vice President, Chief Financial Officer and a director since May 2017. Mr. Baetz most recently served as Chief Financial Officer at Seventy Seven Energy Inc., a domestic oilfield services company, from June 2012 to April 2017. On June 7, 2016, Seventy Seven filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. From November 2010 to December 2011, Mr. Baetz served as Senior Vice President and Chief Financial Officer of Atrium Companies, Inc. and from August 2008 to September 2010, served as Chief Financial Officer of Boots & Coots International Well Control, Inc. From 2005 to 2008, Mr. Baetz served as Vice President of Finance, Treasurer and Assistant Secretary of Chaparral Steel Company. Prior to joining Chaparral, he had been employed since 1996 with Chaparral’s parent company, Texas Industries Inc. From 2002 to 2005, he served as Director of Corporate Finance of Texas Industries Inc. Mr. Baetz has led the sale of three public companies; has successfully completed two public spin-offs; and raised almost $5 billion in capital. Mr. Baetz holds a Bachelor of Science degree in Finance and Accounting from Oklahoma State University and a Master of Business Administration degree from the University of Arkansas.
The Board believes that Mr. Baetz is well-qualified to serve on our Board because of his extensive public energy company experience across the financial, strategic planning and investor relations areas and in spin-offs.
Brent S. Buckley has served as a director since February 2017 and as Board Chair from June 2017 to February 2019. Mr. Buckley is a managing director with Benefit Street Partners, which he joined in September 2014. Prior to joining Benefit Street Partners, from February 2009 through September 2014, Mr. Buckley was engaged in personal business and devoting time to family matters. From March 2006 to February 2009, Mr. Buckley was a managing director at Centerbridge Partners. Prior to Centerbridge, Mr. Buckley worked in various roles at Deutsche Bank Securities and Merrill Lynch. Mr. Buckley received a Master of Arts from the University of Pennsylvania’s Graduate School of Arts & Sciences and a Bachelor of Science from the Wharton School at the University of Pennsylvania.

The Board believes that Mr. Buckley’s management, directorship and business experience and analytical skill in distressed credit and special situation investment activities bring important and valuable skills to the Board and us.
Anne L. Mariucci has served as a director since September 2018 after she was identified as a candidate by one of our non-management directors. Ms. Mariucci serves on the boards of several public, private and non-profit companies, including: Southwest Gas Corporation since 2006, where she is a member of the audit and compensation committees; CoreCivic, Inc. since 2011, where she is a member of the audit and risk committees; and Taylor Morrison Home Corp., since 2014, where she is a member of the audit committee and chair of the compensation committee. She is also currently on the board of Banner Health, one of the nation’s largest hospital/health care organizations, where she has served since 2015, chairs the audit committee and serves on the compensation committee. She has served as the General Partner of MFLP, a family office and investment entity, and related entities in excess of ten years. Ms. Mariucci’s deep corporate experience springs from a 30-year career in finance and real estate, primarily with Del Webb Corporation, where she served in a variety of capacities and ultimately as President before her retirement in 2004. In 2001, Del Webb merged with Pulte Corp, creating the nation’s largest homebuilding company, and Ms. Mariucci became head of strategy for this Fortune 200 company. Ms. Mariucci also co-founded Inlign Capital Partners, a Phoenix-based private equity firm. She has held licenses as a CPA, NASD General Securities Principal, and NASD Financial Principal. Ms. Mariucci received her Bachelor’s degree in Accounting and Finance from the University of Arizona, where she graduated Phi Kappa Phi.
The Board believes that Ms. Mariucci’s background in corporate finance, together with her prior public board experience brings important and valuable skills to the Board and us.
Donald L. Paul has served as a director since February 28, 2019 after he was identified as a candidate by our chief executive officer. He has been a member of the faculty at the University of Southern California (“USC”) since January 2009, and currently acts as Executive Director of the Energy Institute, the William M. Keck Chair of Energy Resources, and Research Professor of Engineering. Mr. Paul has been Senior Advisor at the Center for Strategic and International Studies in Washington D.C. since July 2008, and has been an academic member of the National Petroleum Council since 2010 upon appointment by the U.S. Secretary of Energy. Mr. Paul has served on advisory boards at major universities (including USC, the Massachusetts Institute of Technology (“MIT”), Harvard, Rice, Stanford, and the University of Texas), governments and national laboratories, oil and gas companies, power utilities, and technology companies. Mr. Paul leads numerous programs including USC’s Laboratory for Energy Security Systems and Center on Smart Oil Field Technologies as well as the Industrial Advisory Board for the Department of Energy University Consortium on Fossil Energy Research.  He frequently speaks at national and international forums on the future of energy and energy security, cyber-security of energy systems, intelligent energy infrastructures, petroleum economics, and energy careers. Over Mr. Paul’s 33-year tenure at Chevron Corporation he held a variety of positions throughout the United States and overseas in research and technology, exploration and production operations, health, safety and environmental compliance, and executive management, including service as President of Chevron’s Canadian subsidiary, as senior compliance officer for Chevron’s health, environment and safety and global cyber-security functions and most recently as the Chevron’s Vice President and Chief Technology Officer when he retired in 2008. Mr. Paul received his Bachelor of Science degree in Applied Mathematics, Master of Science degree in Geology and Geophysics, and PhD in Geophysics from MIT.
Mr. Paul is a recognized authority in the study of our industry and brings a depth of understanding of the intersection of our industry and digital technology to the Board, particularly as it relates to the practical application of advanced digital technologies to enhancing performance of the oil and gas business, including cyber security.
C. Kent Potter has served as a director since September 2018 after he was identified as a candidate by our chief executive officer. Mr. Potter is currently a member of the board of directors and chair of the audit committee of Polyus Gold PJSC, Russia’s largest gold mining company, where he has served since 2016. He has served on the boards of directors of various chemical and mining companies including EuroChem Group AG, a global agrochemical producer from 2014 to 2017, where he was audit committee chair, and SUEK PLC, Russia’s largest coal producer and exporter from 2013 to 2016, where he was an audit committee member. He previously served as the Executive Vice President and Chief Financial Officer of Lyondell Basell Industries from 2009 to 2011, where he was responsible for all financial and information technology activities. His extensive career in the energy industry began with nearly 30 years at Chevron

Corporation, during which time Mr. Potter held various senior management positions and worked in planning, finance, and controllership management roles for Chevron throughout the United States and overseas, and was responsible for all financial functions of Chevron’s international exploration and production operations. Mr. Potter received a Bachelor of Science in Engineering from the University of California, Berkeley, and a Master of Business Administration (with an emphasis in Accounting and Finance) from its School of Business.
The Board believes that Mr. Potter’s extensive experience in the energy industry, together with his prior public and private board and accounting experience, brings important and valuable skills to the Board and us.
A. T. “Trem” Smith has served as Chief Executive Officer, President and a director since March 2017 and as Board Chair since February 2019. Prior to being named Chief Executive Officer, Mr. Smith began an informal consulting relationship with us in May 2016, followed by a formal consulting relationship in October 2016, and then served as interim CEO while he was a consultant in 2017. Mr. Smith has over 35 years of experience in the oil and gas industry. In January 2014, Mr. Smith founded TS&J Consulting where he served until joining Berry Corp., which focused on providing consulting services to distressed companies and assets in the United States and United Kingdom. From January 2007 until January 2014, Mr. Smith was President and Chief Executive Officer at Hillwood International Energy, L.P. and HKN Energy Ltd., which focused on discoveries and production in the United States and northern Iraq. Mr. Smith spent 25 years of his career at Chevron, from 1981 until 2006, where he served in a number of leadership positions with increasing responsibilities in Russia, Thailand and multiple locations in the United States, including La Habra and San Francisco, California. While at Chevron, Mr. Smith was exposed to all phases of the business, including production, operations, exploration, business development, M&A, finance and technology. Mr. Smith graduated magna cum laude from Amherst College with a major in Geology and minor in Russian and received a Master’s degree and PhD in Geology from Pennsylvania State University.
The Board believes that Mr. Smith’s knowledge and breadth of experience in all phases of oil and gas exploration and production spanning a career of over 35 years, and strategic management of domestic and international oil and gas assets and operations brings important and valuable skills to the Board and us.
Eugene “Gene” Voiland has served as a director since June 2017. Mr. Voiland is chair of the board and of the audit committee of Valley Republic Bank where he has served as a member of the bank’s board of directors since 2008. He also maintains Voiland Enterprises LLC, an independent management consulting firm that he has used for periodic endeavors since 2007. Mr. Voiland is the retired President and Chief Executive Officer of Aera Energy LLC (“Aera”), where he served for more than 10 years, from 1997 to 2007. He has a long history in the energy industry, having worked over 28 years for Shell before his service at Aera. During his career with Shell, he worked as an engineer and manager throughout the United States. He also held senior management positions with Shell, having been appointed General Manager of Engineering and General Manager of Corporate Planning. Mr. Voiland is a board member of Saltchuk Resources, a transportation company. He is also a past chair of the California State Chamber of Commerce. Mr. Voiland is a graduate of Washington State University with a Bachelor of Science in Chemical Engineering. He is a member of the WSU Foundation Board of Governors and the WSU Foundation Investment Committee.
The Board believes that Mr. Voiland’s experience in the energy industry, including his experience integrating operations of two separate business cultures to form and run the successful and efficient operations of the Aera joint venture, as well as his experience running two highly regulated businesses in California, together with his prior board experience brings important and valuable skills to the board of directors and us.
Gary A. Grove has served as Executive Vice President and Chief Operating Officer since May 2017. Mr. Grove has over 35 years of experience in the oil and gas industry. Mr. Grove has served as President and Chief Executive Officer of his consulting firm Greyhaven Energy, LLC, from April 2014 to the present, providing strategic planning, technical and acquisition advisory services to oil and gas industry clients. After helping lead Bonanza Creek Energy, Inc. in its initial public offering in 2011, Mr. Grove served as a Director, Executive Vice President, Engineering and Planning and Chief Operating Officer of Bonanza Creek Energy from December 2011 to April 2014. He also served as Director, Executive Vice President and Chief Operating Officer of a number of Bonanza Creek Energy’s predecessor companies from March 2003 to December 2011. Prior to joining the Bonanza Creek entities, Mr. Grove held various reservoir engineering and management positions with UNOCAL and Nuevo Energy. Mr. Grove graduated from Marietta College with a Bachelor of Science degree in Petroleum Engineering.
Kurt E. Neher has served as our Executive Vice President of Business Development since May 2017. Mr. Neher has over 30 years of diverse technical and commercial experience in the international and United States oil and gas exploration and production business with Shell, Occidental Petroleum Corporation (“Oxy”), and California Resources Corporation (“CRC”). Between December 2014 and May 2017, Mr. Neher held the position of Vice President of Business Development at CRC, in which he led the company’s Business Development effort. Prior to joining CRC, Mr. Neher led Oxy’s California-focused exploration team and production geoscience effort from January 2008 to November 2014. From 1994 to 2008, he worked in various roles at Oxy, including as Chief Geologist, Worldwide Exploration Manager and Exploration Vice President, Ecuador. From 1990 to 1994, Mr. Neher held a number of different positions with Shell’s deepwater Gulf of Mexico group in New Orleans. Mr. Neher began his career in 1986 with Shell International in Houston. Mr. Neher has a Masters in Geology from the University of South Carolina and a Bachelors in Geology from Carleton College.
Kendrick F. Royer has served as our Executive Vice President and General Counsel since November 2017 and as Corporate Secretary since December 2017. Prior to joining us, Mr. Royer most recently served as Deputy General Counsel and Assistant Corporate Secretary of CRC, from December 2014 to November 2017. Prior to that he was Assistant General Counsel at Oxy where he worked from May 2004 to December 2014. Earlier in his career he served as Senior Vice President, General Counsel and Corporate Secretary at toy retailer FAO, Inc. He started his career with law firms O’Melveny & Myers, LLP and Milbank LLP. Mr. Royer graduated magna cum laude from Princeton University with a Bachelor of Science in Engineering degree and holds his Juris Doctor from Vanderbilt University Law School.
THE BOARD AND ITS COMMITTEES
Board of Directors
Our business is managed under the direction of the Board. During 2018, our Board held twelve meetings and each Director attended at least 75% of all meetings of the Board and committees of which he or she was a member during the period that he or she was a member of the Board and such committee(s). As specified in the Corporate Governance Guidelines, directors are encouraged to attend the annual meeting of stockholders. We did not hold an annual meeting of stockholders in 2018.
In connection with our IPO, we entered into an Amended and Restated Stockholders Agreement (the “Stockholders Agreement”). Under the Stockholders Agreement, we are required to take all necessary action to cause the following two individuals to be nominated for election as directors:
• the individual serving as our Chief Executive Officer; and
•     one individual designated by Benefit Street Partners (for so long as Benefit Street Partners beneficially owns at least ten percent of the common stock beneficially owned by all of the parties to the Stockholders Agreement).
Benefit Street Partners has the right under the Stockholders Agreement to designate a director to fill any vacancy created by the resignation or removal of its designee. The designee of Benefit Street Partners is currently Brent S. Buckley. Oaktree Capital Management also previously had a right under the Stockholders Agreement to designate one individual for nomination for election as director, but effective September 12, 2018, Oaktree relinquished this right.
Unless terminated earlier by the applicable parties, the Stockholders Agreement will terminate automatically on February 28, 2020.
In evaluating director candidates, we assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the Board to fulfill their duties. Our

Board believes that a diverse mix of skills, backgrounds, experiences and perspectives enhances the quality of our Board’s deliberations, decision-making and overall effectiveness, and best positions the Company for long-term success. As the Company grows and our strategy evolves, so do the expertise and experiences that the Board seeks.
Each of our directors holds office for the term for which such director was elected, and until such director's successor shall have been elected and qualified or until the earlier of such director's death, resignation, retirement, disqualification or removal.
Director Independence
The Board assesses director independence pursuant to Nasdaq Global Select Market ("NASDAQ") independence standards and, with respect to Board committee independence, applicable SEC rules, each year. Pursuant to the NASDAQ independence standards, a director cannot be considered independent unless the Board affirmatively determines that he or she does not have any material relationship with management or the Company that may interfere with the exercise of his or her independent judgment. The Board also considers any of the bright-line relationships and transactions that would disqualify the director from being independent under NASDAQ rules.
The Board has assessed the independence of each non-employee director under NASDAQ general independence standards. The Board has determined that each of Ms. Mariucci and Messrs. Buckley, Paul, Potter and Voiland is independent for purposes of Board service. In connection with its assessment of the independence of each non-employee director, the Board also determined that each of Ms. Mariucci and Messrs. Buckley, Paul, Potter and Voiland is independent as defined in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under NASDAQ standards applicable to members of our Audit Committee (the “Audit Committee”). While Mr. Buckley was nominated to the Board by Benefit Street Partners pursuant to the Stockholders' Agreement, Mr. Buckley is not an executive officer, an employee director, a general partner or managing member of Benefit Street Partners and does not make policy for Benefit Street Partners; and the Board determined that Mr. Buckley had no material relationship that would affect his independent status with the Company, for purposes of service on the Board, Audit Committee and Compensation Committee. The Board also previously determined that Mr. Vazales, who was a member of our Board for a portion of 2018, was independent at the time he served on the Board under the rules and regulations of the SEC and NASDAQ applicable to the members of the Board and the Compensation Committee on which he served.

Committee	Audit Committee	Compensation Committee	Nominating and Governance Committee
Members in 2018*	Messrs. Potter (Chair), Voiland and Buckley	Mr. Voiland (Chair), Ms. Mariucci and Mr. Buckley	Ms. Mariucci (Chair) and Mr. Potter
Number of 2018 Meetings	4	9	1
________________
* Excludes Mr. Vazales who left the Board in 2018 and Mr. Paul who joined the Board, Audit Committee and Nominating and Governance Committee in 2019. Mr. Potter and Ms. Mariucci joined the Board in September 2018.

Audit Committee
We currently have an Audit Committee, comprising Messrs. Potter (Chair), Voiland, Paul and Buckley. Mr. Paul joined the Audit Committee in February 2019. The Audit Committee held four meetings in 2018, and no director on the committee attended fewer than 75% of the meetings. The Board determined that each of Messrs. Potter, Voiland and Buckley, are independent as defined in Section 10A of the Exchange Act and under NASDAQ standards applicable to members of an audit committee. The Board evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert. The Board determined that each of the Audit Committee members is financially literate and that the Chair of the Audit Committee, Mr. Potter, is an “audit committee financial expert” as defined by the SEC.
The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board, including: the selection of our independent auditor, the scope of our annual audits, fees to be paid to the independent auditor, the performance of our independent auditor, our accounting practices, matters relating to internal controls, auditor rotation and hiring of employees from our auditor. The Audit Committee monitors the integrity of our financial statements. In addition, the Audit Committee oversees our processes and procedures with respect to risk assessment and risk management as well as compliance programs relating to legal and regulatory requirements. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the “Audit Committee Charter” that is posted on our website at https://ir.berrypetroleum.com/corporate-governance under the subheading “Committee Charters.” Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this Proxy Statement.
Compensation Committee
We currently have a compensation committee (the “Compensation Committee”), comprising Messrs. Voiland (Chair) and Buckley and Ms. Mariucci. The Compensation Committee held nine meetings in 2018, and no director on the committee attended fewer than 75% of the meetings. The Board has determined each of the Compensation Committee members to be independent and eligible for service on the Compensation Committee under the rules and regulations of the SEC and NASDAQ. This committee establishes salaries, incentives and other forms of compensation for executive officers and recommends compensation for non-employee directors to the Board. The Compensation Committee also administers our executive incentive compensation and benefit plans and assesses compensation program risk.
The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. The Compensation Committee will consult with our Chief Executive Officer when evaluating the performance of, and setting the compensation for, our executive officers other than the Chief Executive Officer.
The Compensation Committee may, in its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, “Committee Advisors”), including the authority to retain, approve the fees payable to, amend the engagement with and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities.
In 2018, the Compensation Committee engaged Longnecker & Associates (the “Primary Compensation Consultant”), directly as its independent compensation consultant to assist the committee in transitioning our compensation structure to that of similarly situated public exploration and production peer companies. Specifically, the Primary Compensation Consultant performed a thorough review of the executive compensation practices of the Company and other public exploration and production peer companies, and helped design a long-term incentive compensation program for our Named Executive Officers and other officers. In connection with the design of the long-term incentive program, the Compensation Committee granted our Named Executive Officers and other officers long-term incentives in November 2018, for which the number of shares subject to each such long-term incentive award was determined and ratified by the Compensation Committee in March 2019. The committee also engaged Korn Ferry Hay Group, Inc., an independent compensation consulting firm to advise it in connection with its analysis of the Company’s executive compensation practices as compared to those of other similarly situated public exploration and production peer companies and its design of the long-term incentive program for our Named Executive Officers and other officers (the “Secondary Compensation Consultant,” and, together with the Primary Compensation Consultant, the “Compensation Consultants”). A Compensation Consultant representative attends Compensation Committee meetings, as requested, and communicates with the Chair of the Compensation Committee between meetings. However, no Compensation Consultant provides services for management or the Compensation Committee that are unrelated to the duties and responsibilities of the Compensation Committee and the Compensation Committee makes all decisions regarding the compensation of our executive officers and directors. Compensation Consultants report directly to the Compensation Committee and all work conducted by a Compensation Consultant for us is on behalf of the committee.
The Compensation Committee regularly reviews the services provided by its outside consultants and believes that the Compensation Consultants each are independent under applicable SEC rules in providing executive compensation consulting services. In making this determination, the committee noted that during fiscal 2018:

• No Compensation Consultant provided any services to us or our management other than services requested or approved by the Compensation Committee, which were limited to officer and director compensation consulting and executive search services provided by Korn Ferry and led by a different individual than led the compensation consulting services;
• Each Compensation Consultant maintains a conflicts policy, which was provided to the Compensation Committee, with specific policies and procedures designed to ensure independence;
• We have been advised by each of the Compensation Consultants that the fees we paid to the Compensation Consultant in 2018 were less than 1% of such Compensation Consultant’s total revenue;
• None of the Compensation Consultants working on our matters had any business or personal relationship with any Compensation Committee members;
• None of the Compensation Consultants working on our matters had any business or personal relationship with any of our executive officers; and
• None of the Compensation Consultants working on our matters owns our shares.
The Compensation Committee continues to monitor the independence of the Compensation Consultants on a periodic basis.
Additional information regarding the functions performed by the Compensation Committee and its membership is set forth in the “Compensation Committee Charter” that is posted on our website at https://ir.berrypetroleum.com/corporate-governance under the subheading “Committee Charters.”
Nominating and Governance Committee
We currently have a nominating and governance committee (the “Nominating and Governance Committee”) comprising Ms. Mariucci (Chair) and Messrs. Paul and Potter, each of whom is “independent” under the rules and regulations of NASDAQ. The Nominating and Governance Committee was formed in 2018 and held one meeting in 2018 at which both Ms. Mariucci and Mr. Potter were present. Mr. Paul joined the committee in February 2019.
The Nominating and Governance Committee identifies, evaluates and recommends qualified nominees to serve on our Board, develops and oversees our internal corporate governance processes, manages environmental, social and governance matters and maintains a management succession plan. Consideration of new Board candidates typically involves a series of internal discussions, review of candidate information, and interviews with selected candidates. Board members typically suggest candidates for nomination to the Board. In addition to candidates identified by Board members, the committee considers candidates proposed by stockholders and evaluates them using the same criteria. The Nominating and Governance Committee will consider the diversity of skills, experience, and background of the Board as a whole and nominees identified by directors, management, professional search firms and others along with those identified by stockholders and, based on that analysis, the committee will determine whether it would strengthen the Board to add a nominee with the background, experience, personal characteristics, or skills offered.
Stockholders desiring to make such recommendations should timely submit the candidate’s name, together with biographical information and the candidate’s written consent to be nominated and, if elected, to serve to: Corporate Secretary, 16000 N. Dallas Parkway, Suite 500, Dallas, Texas 75248. To assist it in identifying director candidates, the Nominating and Governance Committee is also authorized to retain, at the expense of the Company, third party search firms and legal, accounting, or other advisors, including for purposes of performing background reviews of candidates. While, we have not historically used search firms to identify directors, the committee would provide guidance to any search firms it retains about the particular qualifications the Board is then seeking. Additional information regarding the functions performed by the Nominating and Governance Committee and its membership is set forth in the “Nominating and Governance Committee Charter” that is posted on our website at https://ir.berrypetroleum.com/corporate-governance under the subheading “Committee Charters.”

Board Leadership
We currently have an Independent Lead Director, Ms. Mariucci, and our Chief Executive Officer serves as our Board Chair. Working with the Board’s independent directors and with our Board Chair and Chief Executive Officer, our Independent Lead Director provides leadership in the event our Board Chair and Chief Executive Officer faces a conflict or is absent. Her responsibilities also include facilitation of discussion among independent directors of Board and committee performance, effectiveness and composition and other matters, leading an annual evaluation of the Board Chair, acting as a liaison between the Board Chair and independent directors when useful, reviewing the results of Board self-evaluations, communicating with the Board Chair regarding any decisions reached, suggestions, views or concerns expressed by independent directors, providing the Board Chair with feedback and insight concerning interactions between the Board Chair and the Board and being available for consultation and direct communication with major stockholders. Our Independent Lead Director presides over executive sessions of the independent directors, which we expect to hold periodically in connection with regularly scheduled Board meetings in 2019 and at least twice annually. Our Chief Executive Officer is responsible for setting our strategic direction and for day-to-day leadership of the Company. Our Board has no policy with respect to the separation of the offices of Board Chair and Chief Executive Officer. The Board believes that its leadership structure best suits the time commitments of its directors while ensuring that Board discussion is pertinent and the views of independent directors are communicated to the full Board. As noted earlier, the Audit Committee, made up solely of independent directors, oversees our processes and procedures with respect to risk assessment and risk management as well as compliance programs relating to legal and regulatory requirements.
Communications with the Board of Directors
Stockholders or other interested parties can contact the Board, any committee of the Board, the Board Chair or any other director, by writing c/o General Counsel, Berry Petroleum Corporation, 16000 N. Dallas Pkwy., Suite 500, Dallas, Texas 75248. Our General Counsel will review each communication received from stockholders and other interested parties and will forward a communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication related to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then our General Counsel may forward the communication to the chair of the committee or executive officer to which the matter has been delegated.
CORPORATE GOVERNANCE
Code of Ethics
Our Board has adopted a code of business conduct and ethics applicable to our employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NASDAQ. Any waiver of this code may be made only by our Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NASDAQ. Our code of conduct can be viewed on our website at: https://ir.berrypetroleum.com/corporate-governance under the subheading “Governance Documents.”
Corporate Governance Guidelines
The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. Our Corporate Governance Guidelines are posted on our website at https://ir.berrypetroleum.com/corporate-governance under the subheading “Governance Documents.”
Copies of the foregoing documents and disclosures are available without charge to any person who requests them. Requests should be directed to Berry Petroleum Corporation, Attn: Corporate Secretary, 16000 N. Dallas Pkwy., Suite 500, Dallas, Texas 75248.

Oversight of Risk Management
The Board as a whole oversees our assessment of critical business risks and the measures taken to manage such risks. For instance, the Board:
• oversees our long-term strategic plans, and assesses risks and efforts to mitigate such risks that would cause us to fail to achieve our strategic goals;
• reviews management's capital spending plans, approves our capital budget and requires that management present for Board review significant departures from those plans;
• reviews management of our commodity price risk with executive management;
• monitors our liquidity profile and compliance with the financial covenants contained in our borrowing arrangements; and
• has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.
The Audit Committee is responsible for overseeing our assessment and management of financial reporting and internal control risks, financial risks and other risks, and for discussing with management our significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and our independent registered public accountants report regularly to the Audit Committee on those subjects. The Compensation Committee oversees issues related to risk in the Company’s compensation programs, including our conclusion that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
We believe that our Board leadership structure supports its risk oversight function. Among other things, there is open and continuous communication between our management and our directors.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The Board is submitting the appointment of KPMG for ratification at the Annual Meeting. The Board and the Audit Committee believe the submission provides an opportunity for stockholders to communicate with the Board and the Audit Committee through their vote about an important aspect of corporate governance. If the stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment of that firm as our independent registered public accounting firm.
The Audit Committee has the sole authority and responsibility to retain, evaluate and replace our independent registered public accounting firm. The stockholders' ratification of the appointment of KPMG does not limit the authority of the Audit Committee to change our independent registered public accounting firm at any time. KPMG has been our independent registered public accounting firm since our emergence from bankruptcy in February 2017. KPMG was also our predecessor company’s independent registered public accounting firm.
Audit and Other Fees
The table below sets forth the aggregate fees billed by KPMG with respect to the last two fiscal years (in thousands):

	2018	2017
Audit Fees(1)	$1,513,500	$1,369,500
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(3)	—	—
Total Fees	$1,513,500	$1,369,500
________________

(1)
Audit Fees include fees necessary to perform the annual audit and quarterly reviews of our consolidated financial statements, and services that generally only the independent registered public accounting firm can reasonably provide, such as comfort letters, consents, other attestation services, and assistance with, and review of, documents filed with the SEC, as well as 2017 Audit Fees billed for our predecessor company’s annual consolidated financial statements. These fees also include accounting consultations performed in conjunction with these audits and the fresh start accounting audit performed in connection with our post-emergence opening balance sheet.

(2)	No Audit-Related fees were incurred in 2018 or 2017.

(3)	No tax fees or other fees were incurred in 2018 or 2017.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee also is directly responsible for reviewing the independence and quality control procedures of the independent registered public accounting firm, reviewing and evaluating the lead partner of the independent registered public accounting firm, and overseeing the work of the independent registered public accounting firm. Audit Committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the committee. Although it has not had to pre-approve any non-audit services to date, the Audit Committee would expect to consider, among other factors, the possible effect of the performance of such services on the auditors’ independence. The Audit Committee chair has the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting.
The Audit Committee pre-approved all of the services described in the table set forth above for each of the years ended December 31, 2018 and 2017. The duties of the Audit Committee are described in the “Audit Committee Charter” that is posted on our website at https://ir.berrypetroleum.com/corporate-governance under the subheading “Committee Charters.”
We expect that representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

If you are a stockholder of record and you submit your proxy card (whether by mail or Internet), the appointed proxies will vote your shares in accordance with your instructions and, if you do not indicate how the proxies should vote, for the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
Vote Required
Approval of Proposal No. 2 requires the affirmative vote a majority of the votes cast affirmatively or negatively on the matter. Brokers will have discretionary authority to vote on this proposal, and a vote to ABSTAIN will have no effect on the outcome of this proposal.
The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2018 with management and KPMG LLP, our independent registered public accounting firm. In addition, the Audit Committee has discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee received from KPMG LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has also noted that KPMG LLP has provided no non-audit services thus raising no concerns regarding their independence and has discussed with KPMG LLP the firm’s independence. Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Audit Committee of the Board of Directors C. Kent Potter, Chair Eugene "Gene" Voiland, Member Brent S. Buckley, Member
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Compensation
Overview and Named Executive Officers
We are currently considered an “emerging growth company,” within the meaning of the Securities Act, for purposes of the SEC’s executive compensation disclosure rules. As such, we are subject to reduced compensation disclosure requirements. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to our “named executive officers,” who are the individuals who served as our principal executive officer and our two other most highly compensated officers who served as executive officers during the last completed fiscal year (our “Named Executive Officers”). In accordance with the foregoing, our Named Executive Officers are:

Name	Principal Position
A. T. “Trem” Smith	Board Chair, Chief Executive Officer and President
Cary Baetz	Executive Vice President and Chief Financial Officer
Gary A. Grove	Executive Vice President and Chief Operating Officer

Summary Compensation Table
The following table summarizes the compensation earned by our Named Executive Officers for services rendered during each of the fiscal years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
A. T. “Trem” Smith	2018	$650,000		$4,200,000	$643,500	$79,025	$5,572,525
Board Chair, Chief Executive Officer and President	2017	$532,502	(4)	$3,432,000	$964,000	$36,842	$4,965,344

Cary Baetz	2018	$500,000		$2,000,000	$495,000	$49,045	$3,044,045
Executive Vice President and Chief Financial Officer	2017	$257,692		$2,584,500	$472,000	$5,730	$3,319,922

Gary A. Grove	2018	$450,000		$1,800,000	$445,500	$17,567	$2,713,067
Executive Vice President and Chief Operating Officer	2017	$314,053	(5)	$2,326,050	$433,000	$14,227	$3,087,330

________________

(1)
Amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718 ("ASC 718"), of the awards of restricted stock units (“RSUs”) and performance stock units (“PSUs”) made to each Named Executive Officer during fiscal year 2017 but not with respect to 2018 because ASC 718 does not assign grant date fair values until the shares are determined. The grant date value of the RSUs for 2017 was calculated by multiplying the number of RSUs granted by the value of a share of our common stock on the date the number of shares per award was known, which was approximately $10.12. The grant date value of the PSUs for 2017 was calculated using a Monte Carlo Simulation Model, which resulted in a grant date value per PSU of $7.04 for Mr. Smith and $7.11 for each of Messrs. Baetz and Grove for 2017. The value of the RSUs and PSUs awarded on November 7, 2018 was set by our Compensation Committee. The number of RSUs and PSUs granted was determined by dividing the value of such grants by the market price of a share of common stock at the close of the market on March 1, 2019, $12.75, the date the number of shares under the grant was determined. For additional information, please see Note 8 of our Annual Report on Form 10-K for the year ended December 31, 2018. See “—Narrative Disclosure to Summary Compensation Table—Long-Term Incentive Plan” for additional information regarding these awards.

(2)
Amounts represent awards under the Berry Petroleum Company, LLC Annual Incentive Plan for services provided in fiscal 2017 and 2018. See “—Narrative Disclosure to Summary Compensation Table—Annual Incentive Plan” for additional information regarding these awards.

(3)
Amounts reported in the “All Other Compensation” column include company matching contributions to the Named Executive Officers’ 401(k) plan accounts, California tax reimbursements, and other, which are described in “—Narrative Disclosure to Summary Compensation Table—Employment Agreements,” as shown in the following table:

Named Executive Officer	Year	Company 401(k) Plan Contributions ($)	California Tax Reimbursements ($)	Other ($)	Total ($)
A. T. “Trem” Smith	2018	$16,500	$62,525	$—	$79,025
	2017	$16,200	$19,893	$749	$36,842
Cary Baetz	2018	$16,500	$32,545	$—	$49,045
	2017	$—	$5,730	$—	$5,730
Gary A. Grove	2018	$16,500	$—	$1,067	$17,567
	2017	$14,227	$—	$—	$14,227

(4)	2017 base salary does not include fees of $120,000 paid to Mr. Smith by the affiliates of Linn Energy for his service as a consultant to Berry LLC prior to the Effective Date.

(5)	2017 base salary includes fees of $76,938 paid by us to Mr. Grove for services performed in his capacity as a consultant to Berry LLC prior to the date Mr. Grove was employed by us.

Narrative Disclosure to Summary Compensation Table
Employment Agreements
We entered into employment agreements with each of the Named Executive Officers in 2017 (the “Original Employment Agreements”), which have been amended and restated (the “Amended Employment Agreements”), as described below in the section titled “—Amended and Restated Employment Agreements.” The employment agreements provide the Named Executive Officers with (a) an annualized base salary of $650,000 for Mr. Smith, $500,000 for Mr. Baetz and $450,000 for Mr. Grove, (b) an annual incentive opportunity (as described below in “—Annual Incentive Plan”), (c) a sign-on equity award with an aggregate grant date value of $4,000,000 for Mr. Smith, $3,000,000 for Mr. Baetz and $2,700,000 for Mr. Grove, (d) under the Original Employment Agreements, beginning in March 2020 and subject to their continued employment, our Boards’ evaluation of their performance and then-current market compensation levels, eligibility to receive annual equity awards with an aggregate grant date value of (i) one times base salary and target bonus amount for Mr. Smith and (ii) one times base salary, for each of Messrs. Baetz and Grove, (e) under the Amended Employment Agreements, annual equity awards beginning at such time and in an amount determined by our Board (or a committee thereof) following evaluation of his performance and then-current market compensation levels and (f) for Messrs. Smith and Baetz, a tax gross-up payment to the extent any of their compensation is subject to California state income taxes.
The employment agreements contain certain restrictive covenants, including non-competition and non-solicitation covenants that are applicable during the executive’s term of employment, and following a termination of employment. In the case of Mr. Smith, such restrictive covenants would be applicable for a period of two years following a termination of employment. In the case of Messrs. Baetz and Grove, the duration of these restrictive covenants following a termination of employment may be either two years (upon a termination by the Company without “Cause” or by the executive for “Good Reason,” in each case, during the six-month (12-month, under the Amended Employment Agreements) period following a Sale of the Company (as defined in the applicable employment agreement)) or 18 months (for all other terminations). The employment agreements include restrictions on disclosure of confidential information. The employment agreements also provide for certain severance and change in control benefits as described below in the section titled “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control.”

Amended and Restated Employment Agreements
We entered into the Amended Employment Agreements with each of our Named Executive Officers on August 22, 2018. The Amended Employment Agreements (i) modify the termination of employment and change in control benefits provided to the Named Executive Officers, as described below in the section titled “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control,” (ii) for Messrs. Baetz and Grove, provide that the two year, rather than 18 month, duration of the restrictive covenants now applies following a termination of employment without “Cause” or by the executive for “Good Reason,” in each case, during the 12-month, rather than six-month, period following a Sale of the Company (as defined in the applicable Amended Employment Agreement), (iii) provide that Mr. Smith is eligible to receive a lump-sum payment of any earned but unpaid Annual Incentive Plan (“AIP”) amounts for the calendar year ending prior to the termination date and a prorated AIP payment for the year in which the termination occurs and (iv) made certain immaterial changes to harmonize the terms among the Named Executive Officers’ employment agreements. All other material terms contained in the employment agreements remain substantially unchanged in the Amended Employment Agreements.
Long-Term Incentive Plan
On June 27, 2018, our Board approved the Second Amended and Restated Berry Petroleum Corporation 2017 Omnibus Incentive Plan (the “Omnibus Plan”), which permits the grant of different types of equity, equity-based, and cash awards to employees, directors and consultants. The purpose of the Omnibus Plan is to provide a means to attract and retain qualified service providers by affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company. The Omnibus Plan also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for the welfare of the Company and their desire to remain in its employ.
We provide several different long-term incentive equity awards to our senior management team pursuant to the Omnibus Plan, as follows:
Restricted Stock Units
We believe that performance-based equity awards that are directly tied to total stockholder return should be a significant portion of the long-term incentive equity awards (“LTIPs”) granted to our Named Executive Officers. However, we also recognize the retentive value of time-based awards, and believe that well-rounded LTIP compensation is not only linked to stockholder return, but also provides executives with a certain amount of time-based awards so as to avoid incentivizing excessive risk taking. As such, in November 2018, we granted equity awards to executive officers consisting of 40% RSUs and 60% PSUs, under and pursuant to the terms of Omnibus Plan with the number of shares covered by such awards determined as of March 1, 2019. The time-vested RSUs will vest in equal annual increments over a three-year period with the first installment vesting March 1, 2020, subject to continued employment of the Named Executive Officer.
Performance Stock Units
The PSUs vest based on performance measured against both absolute total stockholder return (“Absolute TSR”) and total stockholder return relative (“Relative TSR”), to the Vanguard World Fund – Vanguard Energy ETF index (the “Index”). The PSUs will vest, if at all, based on our total stockholder return, or the capital gains per share plus dividends paid assuming reinvestment (“TSR”), over the performance period of July 26, 2018 through December 31, 2020. In the event Relative TSR performance is below the Index median and Absolute TSR performance is negative, the threshold at which none of the PSUs vest is determined by a stair-step function, and if Relative TSR performance is in the bottom 15% of the Index, none of the PSUs will vest regardless of Absolute TSR performance. When Relative TSR performance is at the top of the Index, between 120% and 200% of the number of PSUs are eligible to vest, subject to continued employment of the Named Executive Officer. The PSUs are only eligible to vest at 100% or higher if Relative TSR performance is above the median of the Index.

The table below shows the TSR metrics to be used to determine vesting of the PSUs based on our TSR relative to the Index for the performance period of July 26, 2018 through December 31, 2020, provided the Named Executive Officer remains employed through February 28, 2021.

Relative TSR (Vanguard Energy ETF)	1	120%	140%	160%	180%	200%	200%	200%	200%	200%
	2	100%	120%	140%	160%	180%	180%	180%	180%	180%
	3	80%	100%	120%	140%	160%	160%	160%	160%	160%
	4	60%	80%	100%	120%	140%	140%	140%	140%	140%
	5	50%	60%	80%	100%	120%	120%	120%	120%	120%
	6	40%	50%	60%	80%	100%	100%	100%	100%	100%
	7	20%	40%	50%	60%	80%	80%	80%	80%	80%
	8	—%	20%	40%	50%	60%	60%	60%	60%	60%
	9	—%	—%	20%	40%	50%	50%	50%	50%	50%
	10	—%	—%	—%	20%	40%	40%	40%	40%	40%
	11	—%	—%	—%	—%	20%	20%	20%	20%	20%
	12	—%	—%	—%	—%	—%	—%	—%	—%	—%
	13	—%	—%	—%	—%	—%	—%	—%	—%	—%
		(20)%	(15)%	(10)%	(5)%	—%	5%	10%	15%	>20%
	Absolute TSR (Berry)
Annual Incentive Plan
Under the Amended Employment Agreements, each of the Named Executive Officers is eligible to receive an annual award under the Berry Petroleum Company, LLC AIP of up to 100% of base salary at target level and 200% of base salary at maximum level. For 2017, the Named Executive Officers’ annual award target was prorated based on the effective date of the applicable employment agreement.
Each Named Executive Officer's AIP award performance was measured based 70% on Company performance and 30% on strategic qualitative factors for 2017 and 90% on performance and 10% on strategic qualitative factors for 2018. The weighting of these components for the AIP awards may change in future years in the Compensation Committee’s discretion. The Compensation Committee determined AIP would be based 100% on Company performance in 2019. Company performance is based on various metrics including production, total operating expenses (lease operating expenses, electricity generation expenses, transportation expenses, and marketing expenses, offset by the third-party revenues generated by electricity, transportation and marketing activities, as well as the effect of derivative settlements (received or paid) for gas purchases; excluding stock compensation expense and incentive compensation costs), adjusted EBITDA (earnings before interest expense; income taxes; depreciation, depletion and amortization; derivative gains or losses net of cash received or paid for scheduled derivative settlements; impairments; stock compensation expense; and other unusual, out-of-period and infrequent items, including restructuring costs and reorganization items; excluding incentive compensation costs) and adjusted general & administrative expenses (GAAP general & administrative expenses less non-recurring restructuring and other costs, non-cash stock compensation expense and incentive expense. The strategic qualitative AIP component was measured based on the factors the Compensation Committee deemed appropriate. The Named Executive Officers must generally be employed on the date the AIP payments are actually paid in order to receive payment.
Other Compensation Elements
We offer participation in a broad-based retirement plan intended to provide benefits under section 401(k) of the Code pursuant to which our employees, including our Named Executive Officers, are permitted to contribute a portion of their eligible compensation to a tax-qualified retirement account. We also provide discretionary matching contributions under the 401(k) plan currently equal to 100% of the first 6% of eligible compensation contributed to the 401(k) plan. All matching contributions are immediately vested.

Outstanding Equity Awards at 2018 Fiscal Year-End
The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2018.

Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock that Had Not Vested (#)		Market Value of Shares or Units of Stock that Had Not Vested ($)
A. T. “Trem” Smith
RSUs	06/22/2017	133,333	(1)	$1,166,664	(2)
PSUs	06/22/2017	66,666	(3)	$583,328	(2)
RSUs	11/07/2018	*	(4)	$1,680,000	(5)
PSUs	11/07/2018	*	(6)	$2,520,000	(5)
Cary Baetz
RSUs	06/29/2017	100,000	(1)	$875,000	(2)
PSUs	06/29/2017	50,000	(3)	$437,500	(2)
RSUs	11/07/2018	*	(4)	$800,000	(5)
PSUs	11/07/2018	*	(6)	$1,200,000	(5)
Gary A. Grove
RSUs	06/29/2017	90,000	(1)	$787,500	(2)
PSUs	06/29/2017	45,000	(3)	$393,750	(2)
RSUs	11/07/2018	*	(4)	$720,000	(5)
PSUs	11/07/2018	*	(6)	$1,080,000	(5)
________________

*	The number of shares of common stock underlying these awards was not known as of December 31, 2018 as a result of the award terms.

(1)
Represents RSUs granted to our Named Executive Officers that were outstanding as of December 31, 2018 as a result of 2017 grants. One-third of the RSUs vest annually beginning March 1, 2018 for Mr. Smith, June 20, 2018 for Mr. Baetz and June 15, 2018 for Mr. Grove.

(2)	These amounts are calculated by multiplying the number of outstanding awards on December 31, 2018 by the value of a share of our common stock on such date, which was $8.75.

(3)
Represents PSUs granted to our Named Executive Officers that were outstanding as of December 31, 2018 as a result of 2017 grants. The PSUs have a performance period from the grant date of the awards to the third anniversary of such date. One-third of the PSUs vested on each of October 2, 2018 and October 5, 2018 and the remaining one-third will vest if the volume weighted average price of our common stock equals or exceeds $17.00 for 30 consecutive trading days during the applicable performance period. The PSUs are settled within 30 days of the applicable performance condition being satisfied.

(4)
The RSUs vest one-third per year on the anniversary of the vesting commencement date, in this case, March 1, 2019, when the amount of each award was set. See “Narrative Disclosure to Summary Compensation Table—Long-Term Incentive Plan” for additional information regarding these awards. As of March 1, 2019, the number of shares of common stock underlying the RSUs granted was determined to be 131,765, 62,745 and 56,470 for each of Messrs. Smith, Baetz and Smith, respectively.

(5)
These amounts represent the aggregate market value of outstanding awards held by each Named Executive Officer on December 31, 2018 as a result of 2018 grants and equal the value of the award granted to the Named Executive Officer, as determined by the Compensation Committee, since the number of shares subject to each award was not determined until March 1, 2019. See “-Narrative Disclosure to Summary Compensation Table-Long-Term Incentive Plan” for additional information regarding these awards.

(6)
The PSUs have a performance period from July 26, 2018 to December 31, 2020. The awards will vest, if at all, on February 28, 2021 or, if later, the date on which the Compensation Committee certifies achievement of the performance metrics, which are based on a combination of the Relative TSR and Absolute TSR. The PSUs are settled within 30 days following the date on which the award vests. See “—Narrative Disclosure to Summary Compensation Table—Long-Term Incentive Plan” for additional information regarding these awards. As of March 1, 2019, the number of shares of common stock underlying the PSUs granted was determined to be 197,647, 94,118 and 84,706 for each of Messrs. Smith, Baetz and Grove, respectively.

Additional Narrative Disclosure
Potential Payments Upon Termination or Change in Control
Termination of Employment under the Original Employment Agreements
Under the Original Employment Agreements, prior to August 22, 2018, if the applicable Named Executive Officer’s employment had been terminated without “Cause” (and not due to death or disability), or by the Named Executive Officer for “Good Reason” (and, for Mr. Smith, if we elected not to renew his employment agreement), then the applicable Named Executive Officer would have been eligible to receive salary continuation payments payable in 12 substantially equal monthly installments. The salary continuation payments for Mr. Smith would have been equal to the sum of his base salary and target AIP payment for the year in which termination occurred. The salary continuation payments for each of Messrs. Baetz and Grove would have been equal to the sum of his base salary for the year in which termination occurred and the greater of: (a) the AIP payment received by the applicable Named Executive Officer for the immediately preceding calendar year or (b) his target AIP payment for the year in which such termination occurred.
Under the Amended Employment Agreements, each Named Executive Officer is, and under the Original Employment Agreements, Messrs. Baetz and Grove were, also eligible to receive a lump-sum payment of any earned but unpaid AIP amounts for the calendar year ending prior to the termination date and a prorated AIP payment for the year in which the termination occurs.
Under the Original Employment Agreements, each of the Named Executive Officers was eligible for up to 18 months (or, in the case of Mr. Smith, 12 months) of COBRA continuation coverage under our group health plans. Each of Messrs. Baetz and Grove was eligible to receive certain additional benefits in the event his employment terminated within the six-month period following a sale of the Company as described below in “—Change in Control.”
Under both the Amended Employment Agreements and the Original Employment Agreements, severance benefits are subject to the Named Executive Officer’s execution, delivery and non-revocation of a release of claims in favor of us and continued compliance with applicable restrictive covenants.
Under Mr. Smith’s Original Employment Agreement and under the award agreements pursuant to which the Named Executive Officers’ outstanding equity awards were granted, upon a termination without “cause” or for “good reason” (as defined in the Original Employment Agreements), each of the Named Executive Officers is eligible for 12 months’ accelerated vesting of any unvested 2017 RSUs held by him as of his termination date. In connection with such termination, each Named Executive Officer’s 2017 PSUs will remain outstanding and be eligible to vest based on actual performance until the earlier of (i) the date that is 12 months following the termination date and (ii) the last day of the applicable performance period.
Under the Original Employment Agreements, “cause” generally meant, with respect to a Named Executive Officer, any of the following: (i) the repeated failure to fulfill his obligations under his employment agreement; (ii) a material breach of our written code of conduct or any of our other material written policies or regulations (and in the case of (i) and (ii), if able to be cured, remaining uncured for 30 days following written notice from us); (iii) a conviction of, or plea of guilty or no contest to, a felony or to a crime involving moral turpitude resulting in financial or reputational harm to us or our affiliates; (iv) engagement in conduct that constitutes gross negligence or gross misconduct in carrying out his job duties; (v) a material violation of any restrictive covenant to which he is subject; or (vi) any act involving dishonesty relating to, and adversely affecting, our business.
Under the Original Employment Agreements, “good reason” generally meant the occurrence of any of the following without the Named Executive Officer’s written consent: (i) a material reduction in base salary; (ii) any material breach by us of any material provision of the employment agreement; (iii) a material diminution in the nature or scope of the Named Executive Officer’s authority or responsibilities; (iv) a permanent relocation of his principal place of employment by more than 30 miles; or (v) our failure to obtain an agreement from any successor to assume the employment agreement. The conditions described above are subject in each case to customary notice and cure provisions.

Termination of Employment under the Amended Employment Agreements
Under the Amended Employment Agreements, if the applicable Named Executive Officer’s employment is terminated without “Cause” (and not due to death or disability), or by the Named Executive Officer for “Good Reason” (and, for Mr. Smith, if we elect not to renew the term of his Amended Employment Agreement), in each case, other than during the 12-month period following a Change in Control (as defined below), then the Named Executive Officer is eligible to receive salary continuation payments payable in 12 (for Mr. Smith, 18) substantially equal monthly installments. The salary continuation payments are equal to (for Mr. Smith, 1.5 times) the sum of the Named Executive Officer’s base salary and the target AIP payment for the year in which the termination of the Named Executive Officer’s employment occurs. Each Named Executive Officers is also eligible to receive a lump-sum payment of any earned but unpaid AIP payment for the calendar year ending prior to the termination date and a prorated AIP payment for the year in which the termination occurs.
Each of the Named Executive Officers is eligible for up to 12 months (for Mr. Smith, 18 months) of COBRA continuation coverage under our group health plans. Each Named Executive Officer is also eligible to receive certain additional benefits in the event his employment terminates within the 12-month period following a Sale of the Company, as described below in “—Change in Control under the Amended Employment Agreements.”
Under the Amended Employment Agreements, “Cause” generally means, with respect to a Named Executive Officer, any of the following: (i) the repeated failure to fulfill his obligations with respect to his employment; (ii) a conviction of, or plea of guilty or no contest to, a felony or to a crime involving moral turpitude resulting in financial or reputational harm to us or any of our affiliates; (iii) engagement in conduct that constitutes gross negligence or gross misconduct in carrying out his job duties; (iv) a material violation of any restrictive covenant to which he is subject; (v) any act involving dishonesty relating to, and adversely affecting, our business; or (vi) a material breach of our written code of ethics or any of our other material written policies or regulations (and in the case of (i) and (vi), if able to be cured, remaining uncured for 30 days following written notice from us).
Under the Amended Employment Agreements, “Good Reason” generally means the occurrence of any of the following without the Named Executive Officer’s consent: (i) a material reduction in base salary, other than reductions of less than 10% as part of reductions to base salaries of all similarly situated executives; (ii) a permanent relocation of his principal place of employment by more than 30 miles; (iii) any material breach by us of any material provision of the Amended Employment Agreement; (iv) our failure to obtain an agreement from any successor to assume the Amended Employment Agreement; or (v) a material diminution in the nature or scope of the Named Executive Officer’s authority or responsibilities. Each of the conditions described above is subject to customary notice and cure provisions.
Upon a termination of employment for “Cause” or without “Good Reason,” the Named Executive Officer will forfeit all outstanding RSUs and PSUs granted under the Omnibus Plan.
Treatment of LTIPs upon a Termination of Employment
RSUs and PSUs granted to our Named Executive Officers in 2017 will vest upon a termination without “cause” or for “good reason” as described above in “---Termination of Employment under the Original Employment Agreements.”
Pursuant to the award agreements with each of the Named Executive Officers, all outstanding and unvested RSUs granted in 2018 will vest 100% upon a termination of employment without “Cause” or for “Good Reason” (as defined in the applicable Amended Employment Agreement) and be settled within 30 days of such termination. PSUs held by each of the Named Executive Officers granted in 2018 will vest based on actual performance determined based on a shortened performance period beginning on the first day of the original performance period and ending on the date of such termination and be settled within 60 days of such termination.
Pursuant to the award agreements with each of the Named Executive Officers, upon a termination of employment due to death or “Disability” (as defined in the Amended Employment Agreement), each Named Executive Officer’s RSUs and PSUs will be deemed 100% vested and will be settled within 30 days of such termination.

Upon a termination of employment for “Cause” or without “Good Reason,” the Named Executive Officer will forfeit all outstanding RSUs and PSUs.
Change in Control under the Original Employment Agreements
Under the Original Employment Agreements, if either of Messrs. Baetz’s or Grove’s employment were terminated without “cause” or by him for “good reason” within the six-month period following a Sale of the Company (as defined in the applicable Original Employment Agreement), his salary continuation payments would have been increased to the two times the sum of his base salary for the year in which termination occurred and the greater of: (a) the AIP payment received by the applicable Named Executive Officer for the immediately preceding calendar year or (b) the target AIP payment for the year in which such termination occurred. Under Mr. Smith's Original Employment Agreement, he would have received the payments and benefits described in “--Termination of Employment under the Original Employment Agreements” above if his employment were terminated following a Sale of the Company.
Change in Control under the Amended Employment Agreements
Under the Amended Employment Agreements, if a Named Executive Officer’s employment is terminated without “Cause” or by him for “Good Reason” within the 12-month period following a Sale of the Company (as defined in the applicable Amended Employment Agreement), (i) his salary continuation payments will be increased to two times (2.5 times for Mr. Smith) the sum of his base salary and his target AIP payment for the year in which such termination occurs and (ii) his COBRA continuation coverage is increased to (or, for Mr. Smith, remains) 18 months.
Treatment of LTIPs upon a Change in Control
Pursuant to the award agreements with each of the Named Executive Officers, all outstanding and unvested RSUs will vest 100% upon a “Change in Control” (as defined in the 2017 Plan or the Omnibus Plan, as applicable) and be settled within 30 days following such “Change in Control.” PSUs held by each of the Named Executive Officers granted in 2017 will vest 100% upon a “Change in Control” and be settled within 30 days following such “Change in Control.” PSUs held by each of the Named Executive Officers granted in 2018 will vest based on actual performance determined based on a shortened performance period beginning on the first day of the original performance period and ending on the third business day prior to a “Change in Control” and be settled within 30 days following the date of such “Change in Control.”
“Change in Control” generally means: (i) any “person” (other than the Company and certain related parties), becoming the beneficial owner, directly or indirectly, of securities representing more than 50% of the combined voting power of the Company; (ii) during any period of 24 consecutive calendar months, our directors as of the first day of such period (the “Incumbent Directors”), cease for any reason to constitute a majority of our Board, provided that a director elected or nominated by our stockholders (other than as a result of an actual or threatened proxy contest) whose appointment was approved by two-thirds of the Incumbent Directors shall be considered an Incumbent Director for this purpose; (iii) any reorganization, merger, consolidation or other business combination in which the voting securities outstanding immediately prior to the combination do not, immediately following the combination, continue to represent more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of us, our successor or any ultimate parent thereof after the combination; or (iv) (a) a complete liquidation or dissolution of us or (b) a sale or disposition of all or substantially all of our assets in one or a series of related transactions.

Director Compensation
The table below summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2018.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Anne L. Mariucci	$33,750	$99,993	$133,743
C. Kent Potter	$33,750	$99,993	$133,743
Eugene “Gene” Voiland	$101,250	$175,200	$276,450
________________

(1)
While Messrs. Smith, Baetz, Buckley and Vazales also served on our Board during 2018, they did not receive any additional compensation for their service as directors. The compensation received by each of Messrs. Smith and Baetz as an officer of the Company is shown in “— Summary Compensation Table.” Mr. Paul did not join our board until 2019 and, as a result, received no compensation in 2018.

(2)	Ms. Mariucci and Mr. Potter joined our Board on September 12, 2018. The amount in this column reflects amounts received for services as a director from September 12, 2018 to December 31, 2018.

(3)
Reflects the aggregate grant date fair value of 6,369 RSUs granted to each of Ms. Mariucci and Mr. Potter, respectively, and 15,000 RSUs granted to Mr. Voiland during 2018 computed in accordance with FASB ASC Topic 718, determined without regard to estimated forfeitures. The RSUs will vest May 12, 2019 as to Ms. Mariucci and Mr. Potter and May 23, 2019 as to Mr. Voiland.

On August 21, 2018, we adopted a non-employee director compensation program, pursuant to which each non-employee director receives (i) an annual grant of restricted stock units with a value at grant of $150,000, (ii) an annual cash fee of $75,000 for membership on our board of directors, (iii) an annual cash fee of $30,000 for committee chair positions and (iv) an annual cash fee of $15,000 for other committee membership positions. All annual cash fees are payable quarterly in arrears.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2018, our last completed fiscal year, each of Messrs. Buckley, Vazales and Voiland and Ms. Mariucci served on our Compensation Committee. During our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board or Compensation Committee, and no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.
Equity Compensation Plan Information
The following table summarizes information related to our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (#)(3)	Weighted-Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)(1)
Equity compensation plans not approved by security holders(2)	922,952	N/A	8,381,902
________________

(1)
The number of securities remaining available for future issuances has been reduced by the number of securities to be issued upon RSUs subject to time vesting and PSUs upon the maximum achievement of certain market-based performance goals over a specified period of time.

(2)
In connection with the IPO, our Board amended and restated the Company’s First Amended and Restated 2017 Omnibus Incentive Plan, which had amended and restated the Company’s 2017 Omnibus Incentive Plan (the “Prior Plans” and, collectively with the Omnibus Plan, the “Equity Compensation Plans”), which allowed us to grant equity-based compensation awards with respect to up to 10,000,000 shares of common stock (which number includes the number of shares of common stock previously issued pursuant to an award (or made subject to an award that has not expired or been terminated) under the Prior Plans), to employees, consultants and directors of the Company and its affiliates who perform services for the Company. The Omnibus Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents and other types of awards.

(3)
Represents common stock to be issued based upon continuous employment and the maximum achievement of certain performance goals over a specified period of time as described in the applicable Equity Compensation Plan and associated award agreements. We did not have any options or rights with an exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Except when another date is indicated, the following table sets forth the beneficial ownership of our common stock, and shows the number of shares of common stock and respective percentages owned as of February 28, 2019, by each person known to us to beneficially own more than 5% of our outstanding common stock, and as of March 18, 2019, by:
•     each member of our Board;
•     each of our named executive officers; and
•     all of our directors and executive officers as a group.
Except as otherwise noted, the persons or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been compiled from public filings or furnished by the respective more than 5% stockholders, directors or Named Executive Officers, as the case may be. Unless otherwise noted, we have prepared the table and the related notes with respect to the more than 5% stockholders based on information supplied to us by such stockholders on or prior to March 5, 2019. We have not sought to verify such information. Unless otherwise noted, the mailing address of each listed director or executive officer is c/o Berry Petroleum Corporation, 16000 N. Dallas Parkway, Suite 500, Dallas, Texas 75248. The percentages of ownership are based on 81,879,170 shares of common stock outstanding as of March 18, 2019.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number	Percentage
Directors and Named Executive Officers:
A. T. Smith (Board Chair, Chief Executive Officer and President)	203,566	*
Cary Baetz (Executive Vice President, Chief Financial Officer and Director)	141,250	*
Gary A. Grove (Executive Vice President and Chief Operating Officer)	109,924	*
Brent S. Buckley (Director)	—	—
Anne L. Mariucci (Director)(2)	6,369	*
Donald L. Paul (Director)	—	—
C. Kent Potter (Director)(2)	6,369	*
Eugene J. Voiland (Director)	15,000	*
All current directors and executive officers as a group (Eight Persons)	482,478	*
5% Holders
AllianceBernstein Funds(3)	4,644,404	5.7%
Benefit Street Partners(4)	18,588,691	22.7%
CarVal Investors(5)	6,624,362	8.1%
FMR LLC(6)	11,284,833	13.8%
Oaktree Capital Management(7)	7,794,350	9.5%
Western Asset Management Company, LLC(8)	5,653,390	6.9%
________________
* less than 1%

(1)
The amounts and percentages of common stock beneficially owned are reported based on SEC regulations. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The number of shares beneficially owned by a person includes any derivative securities to acquire common stock held by that person that are currently exercisable or convertible within 60 days after the date of this Proxy Statement. The shares issuable under any such securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

(2)	Includes 6,369 shares of common stock that are scheduled to vest on May 12, 2019 in connection with each of Ms. Mariucci’s and Mr. Potter's previously granted RSUs.

(3)
Consists of (i) 133,343 shares of common stock owned by AB Bond Fund Inc. – AB Income Fund, (ii) 5,951 shares of common stock owned by AB Bond Fund, Inc. - AB Credit Long/Short Portfolio, (iii) 3,917 shares of common stock owned by AB Bond Fund, Inc. - AB FlexFee High Yield Portfolio, (iv) 46,608 shares of common stock owned by AB Collective Investment Trust Series - AB US High Yield Collective Trust, (v) 2,987,112 shares of common stock owned by AB FCP I - Global High Yield Portfolio, (vi) 1,158,054 shares of common stock owned by AB High Income Fund, Inc., (vii) 12,792 shares of common stock owned by AB SICAV I - US High Yield Portfolio., (viii) 27,383 shares of common stock owned by AllianceBernstein Global High Fund Mother Fund, (ix) 2,871 shares of common stock owned by AllianceBernstein Global High Income Open B, (x) 73,465 shares of common stock owned by Teachers’ Retirement System of Louisiana, (xi) 9,528 shares of common stock owned by The AB Portfolios - AB All Market Total Return Portfolio, (xii) 167,780 shares of common stock owned by AllianceBernstein Global High Income Fund, Inc., (xiii) 4,200 shares of common stock owned by AXA Equitable Funds Management Group, LLC and (xiv) 11,400 shares of common stock owned by EQ/AllianceBernstein Small Cap Growth (collectively, the “AllianceBernstein funds”). AllianceBernstein L.P. is investment advisor to the AllianceBernstein funds. Neil Ruffell, in his position as VP Corporate Actions of AllianceBernstein L.P., may be deemed to have voting and investment power with respect to the common stock owned by the AllianceBernstein funds. AllianceBernstein L.P. has sole voting and dispositive power over the 4,644,404 shares held in the aggregate by the AllianceBernstein funds. The address for the foregoing persons is 1345 Avenue of the Americas, New York, NY 10105.

(4)
Consists of (i) 2,801,272 shares of common stock owned by BSP Berry Credit Alpha 1 L.L.C., (i) 1,987,228 shares of common stock owned by BSP Berry Credit Alpha 2 L.L.C., (iii) 3,128,350 shares of common stock owned by Providence Debt Fund III L.P., (iii) 1,665,963 shares of common stock owned by BSP Berry DF3 3 LLC , (iv) 435,233 shares of common stock owned by SEI Institutional Investments Trust - High Yield Bond Fund, (v) 323,764 shares of common stock owned by SEI Institutional Managed Trust - High Yield Bond Fund, (vi) 164,334 shares of common stock owned by SEI Global Master Fund plc - The High Yield Fixed Income Fund, (vii) 75,648 shares of common stock owned by U.S. High Yield Bond Fund, (viii) 1,003,080 shares of common stock owned by BSP Special Situations Master A L.P., (ix) 1,816,847 shares of common stock owned by BSP Berry Special Situations 3 LLC, (x) 1,935,020 shares of common stock owned by BSP Berry SEI 2 LLC, (xi) 74,838 shares of common stock owned by Blackrock Strategic Funds, (xii) 2,862,114 shares of common stock owned by BSP Berry PECM LLC and (xiii) 315,000 shares of common stock owned by Hampshire Credit Alpha Master Fund LP (all such owners of such securities, collectively, the “BSP Funds”). Benefit Street Partners L.L.C. (“BSP”) serves as the investment adviser to each of the BSP Funds. The sole managing member of BSP is BSP Holdco, LLC. Thomas J. Gahan controls BSP through his indirect ownership of membership interests of BSP and as Chief Executive Officer of BSP Holdco, LLC. Each of Mr. Gahan and BSP has shared voting and dispositive power over the 18,588,691 shares held in the aggregate by the BSP Funds. The address for BSP, each of the BSP Funds and Mr. Gahan is 9 West 57th Street, Suite 4920, New York, New York 10019. Pursuant to the Stockholders Agreement, Benefit Street Partners has the right to designate a director for nomination to our Board. Mr. Buckley currently serves as Benefit Street Partners’ designee. For more information, please read “Certain Relationships and Related Party Transactions.”

(5)
Consists of (i) 487,864 shares of common stock held by CarVal GCF Cayman Securities Ltd, (ii) 803,348 shares of common stock held by CVI AA Cayman Securities LP, (iii) 158,226 shares of common stock held by CVI AV Cayman Securities LP, (iv) 1,191,224 shares of common stock held by CVIC Cayman Securities Trading Ltd, (v) 3,193,056 shares of common stock held by CVI CVF III Cayman Securities Ltd and (vi) 790,644 shares of common stock held by CVI CVF IV Cayman Securities Ltd (collectively, the “CarVal funds”). CarVal Carry GP Corp., as the general partner or sole director of each of the CarVal funds, may be deemed to share voting and investment power over the shares held by each of the CarVal funds. CarVal Investors, LLC serves as the investment manager to each of the CarVal funds. CarVal Investors, LLC has shared voting and dispositive power over the 6,624,362 shares held in the aggregate by the CarVal funds. CarVal Investors, LLC and CarVal Carry GP Corp. disclaim beneficial ownership of the common shares held by the CarVal funds. The address for the foregoing persons is 9320 Excelsior Boulevard, 7th Floor, Hopkins, MN 55343.

(6)
Based solely on a Schedule 13G/A filed on February 11, 2019 by FMR LLC and Abigail P. Johnson. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR LLC has sole voting power over 1,022,988 shares and sole dispositive power over 11,284,833 shares. Abigail P. Johnson has sole dispositive power over 8,219,818 shares. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(7)
Consists of (i) 5,531,482 shares of common stock held by Oaktree Opportunities Fund X Holdings (Delaware), L.P. (“Fund X Delaware”) and (ii) 2,262,868 shares of common stock held by Oaktree Value Opportunities Fund Holdings, L.P. (“VOF Holdings”). Oaktree Fund GP, LLC (“Fund GP”) is the general partner of Fund X Delaware; Oaktree Value Opportunities Fund GP, L.P. (“VOF GP”) is the general partner of VOF Holdings; Oaktree Value Opportunities Fund GP Ltd. (“VOF GP Ltd.”) is the general partner of VOF GP; Oaktree Fund GP I, L.P. (“GP I”) is the managing member of Fund GP and the sole shareholder of VOF GP Ltd.; Oaktree Capital I, L.P. (“Capital I”) is the general partner of GP I; OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I; Oaktree Holdings, LLC (“Holdings”) is the managing member of

Holdings I; Oaktree Capital Management, L.P. (“Management”) is the sole director of VOF GP Ltd.; Oaktree Holdings, Inc. (“Holdings, Inc.”) is the general partner of Management; Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings and the sole shareholder of Holdings, Inc.; and Oaktree Capital Group Holdings GP, LLC (“OCGH GP”) is the duly elected manager of OCG. The members of OCGH GP are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank and Sheldon M. Stone. Each of VOF Holdings, VOF GP, VOF GP Ltd., GP I, Capital I, Holdings I, Holdings, Management, Holdings Inc., OCG and OCGH GP have sole voting and dispositive power over the shares held directly by VOF Holdings. Each of Fund X Delaware, Fund GP, GP I, Capital I, Holdings I, Holdings, OCG and OCGH GP have sole voting and dispositive power over the shares held directly by Fund X Delaware. The address for the foregoing persons is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. Pursuant to the Stockholders Agreement, Oaktree Capital Management previously had the right to designate a director for nomination to our board of directors. For more information, please read “Certain Relationships and Related Party Transactions.”

(8)
Consists of (i) 400,808 shares of common stock held by Western Asset Opportunistic US$ High Yield Securities Portfolio, L.L.C., (ii) 243,795 shares of common stock held by Western Asset Funds, Inc. - Western Asset High Yield Fund, (iii) 29,417 shares of common stock held by Consulting Group Capital Markets Funds - High Yield Investments, (iv) 157,198 shares of common stock held by Legg Mason Western Asset US High Yield Fund, (v) 198,479 shares of common stock held by Kern County Employees' Retirement Association, (vi) 366,382 shares of common stock held by Western Asset High Income Opportunity Fund Inc., (vii) 339,297 shares of common stock held by John Hancock Funds II High Yield Fund, (viii) 159,086 shares of common stock held by John Hancock Variable Insurance Trust High Yield Trust, (ix) 166,055 shares of common stock held by Brighthouse Funds Trust II - Western Asset Management Strategic Bond Opportunities Portfolio, (x) 116,514 shares of common stock held by Legg Mason Partners Income Trust - Western Asset Global High Yield Bond Fund, (xi) 49,658 shares of common stock held by Legg Mason Western Asset Global High Yield Bond Fund, (xii) 294,990 shares of common stock held by Western Asset Global High Income Fund Inc., (xiii) 369,997 shares of common stock held by Western Asset High Income Fund II Inc., (xiv) 63,985 shares of common stock held by Legg Mason Partners Variable Income Trust - Western Asset Variable Global High Yield Bond Portfolio, (xv) 542,523 shares of common stock held by Western Asset Short Duration High Income Fund, (xvi) 43,936 shares of common stock held by Legg Mason Partners Income Trust - Western Asset Income Fund, (xvii) 118,781 shares of common stock held by Southern California Edison Company Retirement Plan Trust, (xviii) 172,752 shares of common stock held by Western Asset Strategic US$ High Yield Portfolio, L.L.C., (xix) 60,867 shares of common stock held by International Union, UAW Strike Trust, (xx) 89,830 shares of common stock held by WA High Income Corporate Bond (Multi-Currency) Fund, (xxi) 230,628 shares of common stock held by Western Asset High Yield Defined Opportunity Fund Inc., (xxii) 8,479 shares of common stock held by Western Asset Multi-Asset Credit Portfolio Master Fund, Ltd., (xxiii) 152,710 shares of common stock held by Western Asset Short-Dated High Yield Master Fund, Ltd., (xxiv) 48,653 shares of common stock held by International Union, UAW Master Pension Trust, (xxv) 285,858 shares of common stock held by Western Asset Middle Market Debt Fund, Inc., (xxvi) 8,617 shares of common stock held by Anthem Health Plans, Inc., (xxvii) 39,106 shares of common stock held by Western Asset Funds, Inc. - Western Asset Macro Opportunities Fund, (xxviii) 13,656 shares of common stock held by Kaiser Foundation Hospitals, (xxix) 9,238 shares of common stock held by Kaiser Permanente Group Trust, (xxx) 3,213 shares of common stock held by The Walt Disney Company Retirement Plan Master Trust, (xxxi) 123,213 shares of common stock held by VantageTrust III Master Collective Investment Funds Trust, (xxxii) 630,306 shares of common stock held by Western Asset Middle Market Income Fund Inc., (xxxiii) 8,033 shares of common stock held by Hand Composite Employee Benefit Trust - Western Asset Income CIF, (xxxiv) 3,555 shares of common stock held by JNL Multi-Manager Alternative Fund, (xxxv) 6,038 shares of common stock held by Western Asset Premier Bond Fund, (xxxvi) 6,267 shares of common stock held by John Lewis Partnership Pensions Trust, (xxxvii) 42,640 shares of common stock held by Legg Mason Western Asset Global Multi Strategy Fund, (xxxviii) 12,183 shares of common stock held by Diageo Pension Trust Limited, (xxxix) 391 shares of common stock held by Legg Mason Western Asset Short Duration High Income Bond Fund, (xl) 2,350 shares of common stock held by GuideStone Funds Global Bond Fund, (xli) 33,068 shares of common stock held by Legg Mason IF Western Asset Global Multi Strategy Bond Fund and (xlii) 838 shares of common stock held by Western Asset High Yield Credit Energy Portfolio, LLC (collectively, the “WAMC funds”). Western Asset Management Company, LLC is the investment manager of the WAMC funds and has sole voting and dispositive power over the 5,653,390 shares held in the aggregate by the WAMC funds. The address for the foregoing persons is 385 E. Colorado Blvd. Pasadena, CA 91101.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In connection with our emergence from bankruptcy, we entered into agreements with certain of our affiliates and with parties who received shares of our common stock and Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”) in exchange for their claims. We have filed copies of certain of the agreements referenced in this section as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2018.
Initial Public Offering and Purchases of Common Stock
In July 2018, we completed our IPO and as a result, on July 26, 2018, our common stock began trading on the NASDAQ under the ticker symbol "BRY." We received approximately $110 million of net proceeds, after deducting underwriting discounts and offering expenses payable by us, for the 8,695,653 shares of common stock issued for our benefit in the IPO, net of the shares sold for the benefit of certain of our stockholders. The price to the public for the shares sold in our IPO was $14.00 per share.
In connection with the IPO, on July 17, 2018, we entered into stock purchase agreements with certain funds affiliated with Oaktree Capital Management and Benefit Street Partners, pursuant to which we purchased an aggregate of 410,229 and 1,391,967 shares of our common stock, respectively, or 1,802,196 in total. In addition to the 8,695,653 shares of common stock issued and sold for our benefit in the IPO, we simultaneously received $24 million for issuing and selling 1,802,196 shares to the public and paid $24 million to purchase 1,802,196 shares under the stock purchase agreements. We purchased the shares immediately following the closing of the IPO and retired and returned them to the status of authorized but unissued shares.
The selling stockholders sold an additional 2,545,630 shares at a price to the public of $14.00 per share, for which we did not receive any proceeds.
Registration Rights Agreement
On the Effective Date, Berry Corp. entered into a registration rights agreement with the members of the ad hoc creditors committee formed in connection with the Chapter 11 Proceeding (the “Ad Hoc Committee”), which included certain of our stockholders, including Benefit Street Partners, Oaktree Capital Management, CarVal Investors, Goldman Sachs Asset Management, Western Asset Management Company and CI Investments, each of which beneficially owned more than 5% of our common stock on an as-converted basis at the time of execution. In June 2018, we amended and restated the registration rights agreement, and the parties to the registration rights agreement, as amended, included certain of our stockholders, including Benefit Street Partners, Oaktree Capital Management, the AllianceBernstein Funds, CarVal Investors, Goldman Sachs Asset Management, Western Asset Management Company and CI Investments, each of which beneficially owned more than 5% of our common stock on an as-converted basis at the time of execution. When we refer to the “Registration Rights Agreement,” we are referring to the registration rights agreement as amended and restated.
The Registration Rights Agreement generally required us to file a shelf registration statement with the SEC as soon as practicable. On December 12, 2018, we filed a registration statement to fulfill our obligations under the Registration Rights Agreement, registering the resale, on a delayed or continuous basis, of all Registrable Securities that were timely designated for inclusion by the holders (as specified in the Registration Rights Agreement). Generally, “Registrable Securities” includes (i) common stock we issued under the Plan and (ii) common stock into which the Series A Preferred Stock was converted, except that “Registrable Securities” does not include securities that have been sold under an effective registration statement or Rule 144 under the Securities Act or securities that have been transferred to a person other than a specified holder or a valid transferee.
The Registration Rights Agreement also requires us to effect demand registrations, which the specified holders may request to be underwritten, and underwritten shelf takedowns from the initial shelf registration if requested by holders of a specified percentage of Registrable Securities, subject to customary conditions and restrictions.
If we propose to file a registration statement under the Securities Act or conduct a shelf takedown with respect to a public offering of any class of our equity securities, the specified holders have “piggyback” registration rights to include their Registrable Securities in the registration statement, subject to customary conditions and restrictions.
The Registration Rights Agreement will terminate when there are no longer any Registrable Securities outstanding.
Stockholders Agreement
On the Effective Date, Berry Corp. and the members of the Ad Hoc Committee , which included certain of our stockholders, including Benefit Street Partners, Oaktree Capital Management, CarVal Investors, Goldman Sachs Asset Management, Western Asset Management Company and CI Investments, each of which beneficially owned more than 5% of our common stock on an as-converted basis at the time of execution entered into a stockholders agreement which governs the election of directors to the Board and other governance matters. In July 2018, in connection with the IPO, we amended and restated that stockholders agreement. When we refer to the “Stockholders Agreement,” we are referring to the stockholders agreement as amended and restated. Under the Stockholders Agreement, we are required to take all necessary action to cause the following two individuals to be nominated for election as directors:
• the individual serving as our Chief Executive Officer; and

•     one individual designated by Benefit Street Partners (for so long as Benefit Street Partners beneficially owns at least ten percent of the common stock beneficially owned by all of the parties to the Stockholders Agreement).
Benefit Street Partners has the right under the Stockholders Agreement to designate a director to fill any vacancy created by the resignation or removal of its designee. Oaktree Capital Management also previously had the right to designate one individual for nomination for election as director, but effective September 12, 2018, Oaktree relinquished this right under the Stockholders Agreement.
Under the Stockholders Agreement, no member of the Stockholder Group (as defined in the Stockholders Agreement), nor any of their affiliates, will have any liability as a result of designating or nominating an individual to serve as a director for us, solely for any act or omission by such individual in her or her capacity as a director in accordance with the terms of the Stockholders Agreement.
The Stockholders Agreement will terminate automatically on February 28, 2020. The Stockholders Agreement may be terminated earlier by written agreement between us and the members of the Stockholder Group owning at least a majority of the common stock then beneficially owned by all members of the Stockholder Group; except that any early termination also requires the written agreement of any member of the Stockholder Group that then has a right to appoint a director under the Stockholders Agreement.
Nick Smith Employment Agreement
We have employed Nick Smith, the son of A. T. “Trem” Smith, our Chief Executive Officer, as Director of Strategic Planning & Commercial Marketing since October 2, 2017. Consistent with market rates of compensation, Mr. Nick Smith received total salary of approximately $271,100, stock awards with a grant date fair value of $194,400, non-equity incentive plan compensation of $71,300, tax reimbursement amounts of $1,400 and other compensation of $16,800 for the period from January 1, 2018 through March 15, 2019.
Procedures for Approval of Interested Transactions
We have adopted a written policy for approval of Interested Transactions. An “Interested Transaction” is a transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which we are a participant, the aggregate amount of which involved will or may be expected to exceed $120,000 in any calendar year, and in which any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10% beneficial owner of another entity). A “Related Person” means:
• a director or director nominee of the Company;
• a senior officer of the Company, which, among others, includes each vice president and officer of the Company that is subject to reporting under Section 16 of the Exchange Act;
• a stockholder owning more than 5% of us or our controlled affiliates (a “5% Stockholder”);
•     any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, director nominee, senior officer or 5% Stockholder, and any person (other than a tenant or employee) sharing the household of such director, director nominee, senior officer or 5% Stockholder; and
•     any entity that is owned or controlled by someone listed above, or an entity in which someone listed above has a substantial ownership interest or control of the entity.
Pursuant to our policy, our Audit Committee should review the material facts of all Interested Transactions and either approve or disapprove entry into the Interested Transaction, subject to certain limited exceptions. If advance Audit Committee approval of an Interested Transaction is not feasible, then the Interested Transaction should be considered and ratified (if the Audit Committee determines it to be appropriate) at the Audit Committee’s next regularly scheduled meeting. In determining whether to approve or ratify entry into an Interested Transaction, our Audit Committee will take into account, among other factors, the following: (i) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; (ii) the extent of the Related Person’s interest in the transaction; and (iii) whether the Interested Transaction is material to us.
OTHER INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and holders of more than 10% of the common stock are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. If requested, we assist our executive officers and directors in complying with the reporting requirements of Section 16(a) of the Exchange Act.
Based solely on a review of the reports furnished to us or on written representations from reporting persons that all reportable transactions were reported, we believe that, during the fiscal year ended December 31, 2018, our executive officers and directors and holders of more than 10% of our common stock timely filed all reports they were required to file under Section 16(a) of the Exchange Act except that two reports for two transactions were filed late on behalf of Mr. Michael S. Helm due to an inadvertent, corporate administrative oversight.
Stockholder Proposals
Any proposal that a stockholder wishes to include in proxy materials for our 2020 annual meeting of stockholders must be received no later than December 5, 2019, and must be submitted in compliance with SEC Rule 14a-8. Proposals should be directed to: Corporate Secretary, Berry Petroleum Corporation, 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248 and must otherwise meet the requirements of SEC Rule 14a-8.
Any proposal or nomination of a director that a stockholder wishes to propose for consideration at the 2020 annual meeting of stockholders, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with Article I, Section 1 of our bylaws, and must be delivered to our Corporate Secretary at our principal executive offices not less than 90 nor more than 120 days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholder. In the case of the 2020 annual meeting of stockholders, the notice must be delivered between December 5, 2019 and January 4, 2020. However, our bylaws also provide that if the annual meeting is called for a date that is more than 30 days before or more than 60 days after the one-year anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which we first publicly announce the date of such meeting. All such proposals must be an appropriate subject for stockholder action under applicable law and must otherwise comply with our bylaws.
In each case, if a stockholder does not also comply with the requirements of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, the Company may exercise discretionary voting authority under proxies that the Company solicits to vote in accordance with the best judgment of the proxies designated by the Board on any such stockholder proposal or nomination.
Solicitation of Proxies
Solicitation of proxies may be made via the Internet, by mail, personal interview or telephone by our officers, directors and regular employees. They will not receive any additional compensation for these activities. Also, brokers, banks and other persons holding common stock on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. We will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock.
Stockholder List
In accordance with the Delaware General Corporation Law, we will maintain at our corporate offices in Dallas, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.
HOUSEHOLDING INFORMATION
The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports or a notice of availability of such materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report or a notice of availability of such materials to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and reduce expenses for companies. Both the Company and some of our intermediaries may be householding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of our annual report and proxy statement or a notice of availability of such materials in the future, we will promptly deliver a separate copy of each of these documents to you if you send a written or oral request to us at our phone number or address appearing on the cover of this Proxy Statement, to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is householding and you want to receive separate copies of our annual report and proxy statement or a notice of availability of such materials in the future, you should contact your bank, broker or other nominee record holder.
OTHER MATTERS
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 14, 2019:
A COPY OF THE PROXY STATEMENT, ACCOMPANYING NOTICE, PROXY CARD AND OUR 2018 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE FREE OF CHARGE UPON REQUEST AT 16000 N. DALLAS PKWY., SUITE 500, DALLAS, TEXAS 75248, ATTENTION: CORPORATE SECRETARY.
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO VOTE BY INTERNET OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,

Kendrick F. Royer Executive Vice President, General Counsel & Corporate Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

BERRY PETROLEUM CORPORATION

Proxy Solicited on Behalf of Board of Directors for Annual Meeting on May 14, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/21350/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors

Nominees

		FOR	WITHHOLD
1a.	Cary Baetz	☐	☐
1b.	Brent S. Buckley	☐	☐
1c.	Anne L. Mariucci	☐	☐
1d.	Donald L. Paul	☐	☐
1e.	C. Kent Potter	☐	☐
1f.	A. T. "Trem" Smith	☐	☐
1g.	Eugene "Gene" Voiland	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

BERRY PETROLEUM CORPORATION

Proxy Solicited on Behalf of Board of Directors for Annual Meeting on May 14, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Mark, sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/21350/

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors

Nominees

		FOR	WITHHOLD
1a.	Cary Baetz	☐	☐
1b.	Brent S. Buckley	☐	☐
1c.	Anne L. Mariucci	☐	☐
1d.	Donald L. Paul	☐	☐
1e.	C. Kent Potter	☐	☐
1f.	A. T. "Trem" Smith	☐	☐
1g.	Eugene "Gene" Voiland	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Berry Petroleum Corporation

Admission Ticket

If you plan to attend the annual meeting of stockholders, you will not be admitted to the meeting without valid government-issued photo identification (such as a driver's license or passport) and this admission ticket or other proof of ownership as of March 18, 2019, the record date.

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Berry Petroleum Corporation

Proxy for 2019 Annual Meeting of Stockholders on May 14, 2019

Solicited on Behalf of the Board of Directors

A. T. "Trem" Smith and Kendrick F. Royer, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of the undersigned in Berry Petroleum Corporation as directed on the reverse side of this proxy card and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on May 14, 2019, and at any adjournment or postponement thereof, as if the undersigned were present and voting at the meeting.

The shares represented by this proxy will be voted as directed on the reverse side of this proxy card. **If no direction is given, such shares will be voted FOR proposals 1 and 2.** In the event any of the nominees named on the reverse side of this proxy card is unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

In their discretion, the proxies noted above are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side.)

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